Exhibit 99.1

Avantax Reports Second Quarter 2023 Results
DALLAS, TX — August 9, 2023 — Avantax, Inc. (NASDAQ: AVTA), a leading provider of technology-enabled, tax-intelligent financial solutions, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter Highlights and Recent Developments
•Reported total revenue of $186.9 million, a new record, for the second quarter. This represents an increase of 15% compared to the second quarter of the prior year.
•Continued to deliver net positive asset flows for the sixth consecutive quarter with approximately $390 million for the second quarter.
•Ended the second quarter with total client assets of $83.8 billion, $42.6 billion of which were advisory assets, representing 50.9% of total client assets, a new record.
•Added approximately $141 million of newly recruited assets during the second quarter.
•Ended the second quarter with $109.8 million in cash and cash equivalents.
•Implemented a cash sweep hedging program and transacted on multiple derivative instruments which allow the Company to benefit from interest rates up to 5.5%, while protecting against future rate reductions below 2.5%, for a substantial portion of client assets held in the Company’s cash sweep program.

Chris Walters, Chief Executive Officer of Avantax said, “With two quarters behind us as a pure-play wealth management business, we have maintained strong operational performance across several key metrics. We continue to break records in revenue and advisory assets as a percentage of client assets. Also, during the quarter we delivered our sixth consecutive quarter of net positive asset flows and we continue to see a stabilization in our financial professional count.” Mr. Walters continued, “I am also pleased to report that we completed our first acquisition of a wealth management firm not affiliated with Avantax and we look forward to others in the future.”
Summary Financial Performance: Q2 2023

($ in millions, except per share amounts)	Q2 2023	Q2 2022	Change
GAAP:
Revenue	$186.9	$162.7	14.9%

Income from continuing operations, net of income taxes	$3.6	$0.8	350.0%
Income from discontinued operations, net of income taxes	—	38.6	(100.0)%
Net Income	$3.6	$39.4	(90.9)%
Net Income per share — Basic:
Continuing operations	$0.09	$0.02	350.0%
Discontinued operations	—	0.81	(100.0)%
Net Income per share — Basic	$0.09	$0.83	(89.2)%
Net Income per share — Diluted:
Continuing operations	$0.09	$0.02	350.0%
Discontinued operations	—	0.79	(100.0)%
Net Income per share — Diluted	$0.09	$0.81	(88.9)%
Non-GAAP:
Adjusted EBITDA (1)	$31.1	$5.2	498.1%
Net Income (1)	$13.9	$1.7	717.6%
Net Income per share — Diluted (1)	$0.36	$0.03	1100.0%
_________________________
Note: Totals may not foot due to rounding.
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below, including the definitions in the notes to such tables.

Full Year 2023 Outlook

($ in millions, except per share amounts)	Full Year 2023 Outlook
GAAP:
Revenue	$753.0 - $756.0
Net Income	$16.0 - $18.0
Net Income per share — Diluted	$0.40 - $0.45
Non-GAAP:
Adjusted EBITDA (1)	$124.5 - $126.5
Non-GAAP Net Income (1)	$49.0 - $52.3
Non-GAAP Net Income per share — Diluted (1)	$1.22 - $1.30
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below, including the definitions in the notes to such tables.

Our revised expectations for 2023 financials assume 1% market growth per quarter from the end of Q2 2023. As it relates to Fed Funds rates, we are including the recent 25 bps increase, which occurred in late July 2023 and no additional rate hikes or cuts for the remainder of 2023.
Conference Call and Webcast
A conference call and live webcast will be held on Thursday, August 10, 2023 at 8:30 a.m. Eastern Time during which the Company will further discuss second quarter results and its outlook for full year 2023. We will also provide supplemental financial information to our results on the Investor Relations section of the Avantax corporate website at www.avantax.com prior to the call. A replay of the call will be available on our website.
About Avantax®
Avantax, Inc. (NASDAQ: AVTA) delivers tax-intelligent wealth management solutions for Financial Professionals, tax professionals and CPA firms, supporting our goal of minimizing clients’ tax burdens through comprehensive tax-intelligent financial planning. We have two distinct, but related, models within our business: the independent Financial Professional model and the employee-based model. We refer to our independent Financial Professional model as Avantax Wealth Management®. Avantax Wealth Management works with a nationwide network of Financial Professionals operating as independent contractors and offers its services through its registered broker-dealer, which is a leading U.S. tax-focused independent broker-dealer, registered investment advisor (RIA), and insurance agency subsidiaries. We refer to our employee-based model as Avantax Planning Partners℠. Avantax Planning Partners offers services through its RIA and insurance agency by partnering with CPA firms to provide their consumer and small-business clients with holistic financial planning and advisory services. Collectively, we had $83.8 billion in total client assets as of June 30, 2023. For more information on Avantax, visit www.avantax.com.

Source: Avantax
Investor Relations Contact:
Dee Littrell
Avantax, Inc.
(972) 870-6463
IR@avantax.com
Media Contacts:
Tony Katsulos
Avantax, Inc.
(972) 870-6654
tony.katsulos@avantax.com
Kendra Galante
StreetCred PR for Avantax
(402) 740-2047
kendra@streetcredpr.com
avantax@streetcredpr.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the outlook of Avantax, Inc. (the “Company”), the anticipated business strategy and corporate focus of the Company following consummation of the sale of our tax software business (the “TaxAct Sale”) and the intended use of proceeds from the TaxAct Sale. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook,” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industry; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to attract and retain financial professionals, employees, and clients, as well as our ability to provide strong client service; the impact of significant interest rate changes; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; political and economic conditions and events that directly or indirectly impact the wealth management industry; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our future capital requirements and the availability of financing, if necessary; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties, or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (the “SEC”); any compromise of confidentiality, availability, or integrity of information, including cyberattacks; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; our ability to develop, establish, and maintain strong brands; our ability to comply with laws and regulations regarding privacy and protection of user data; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; risks related to goodwill and acquired intangible asset impairment; our failure to realize the expected benefits of the TaxAct Sale; disruptions to our business and operations resulting from our compliance with the terms of the transition services agreement entered into in connection with the TaxAct Sale; and our ability to mitigate and manage risks caused by yield curve, duration and interest rate fluctuations, and other macroeconomic factors upon our business and financing arrangements through derivative transactions pursuant to our recently implemented hedging policy. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

AVANTAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$186,928	$162,669	$364,908	$329,072
Operating expenses:
Cost of revenue	110,847	114,446	219,099	235,634
Engineering and technology	2,191	2,302	4,912	4,116
Sales and marketing	27,423	24,882	53,604	47,056
General and administrative	26,335	21,721	58,736	45,596
Acquisition and integration	(39)	(6,792)	83	(5,126)
Depreciation	3,588	2,642	7,176	5,085
Amortization of acquired intangible assets	6,231	6,462	12,569	13,093
Total operating expenses	176,576	165,663	356,179	345,454
Operating income (loss) from continuing operations	10,352	(2,994)	8,729	(16,382)
Interest expense and other, net	(4,698)	(212)	(3,804)	(265)
Income (loss) from continuing operations before income taxes	5,654	(3,206)	4,925	(16,647)
Income tax benefit (expense)	(2,073)	4,053	(1,592)	21,046
Income from continuing operations	3,581	847	3,333	4,399
Discontinued operations
Income from discontinued operations before gain on disposal and income taxes	—	45,874	—	96,517
Pre-tax gain on disposal	—	—	2,539	—
Income from discontinued operations before income taxes	—	45,874	2,539	96,517
Income tax benefit (expense)	—	(7,296)	(618)	(26,871)
Income from discontinued operations	—	38,578	$1,921	$69,646
Net income	$3,581	$39,425	$5,254	$74,045

Basic net income per share:
Continuing operations	$0.09	$0.02	$0.08	$0.09
Discontinued operations	—	0.81	0.05	1.45
Basic net income per share	$0.09	$0.83	$0.13	$1.54
Diluted net income per share:
Continuing operations	$0.09	$0.02	$0.08	$0.09
Discontinued operations	—	0.79	0.04	1.41
Diluted net income per share	$0.09	$0.81	$0.12	$1.50
Weighted average shares outstanding:
Basic	38,349	47,582	41,497	48,048
Diluted	39,201	48,690	42,515	49,220

Comprehensive income (loss):
Net income	$3,581	$39,425	$5,254	$74,045
Other comprehensive loss, net of tax	(12,061)	—	(12,061)	—
Comprehensive income (loss)	$(8,480)	$39,425	$(6,807)	$74,045

AVANTAX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,791	$263,928
Accounts receivable, net	25,127	24,117
Commissions and advisory fees receivable	22,005	20,679
Prepaid expenses and other current assets	30,054	15,027
Total current assets	186,977	323,751
Long-term assets:
Property, equipment, and software, net	51,363	53,041
Right-of-use assets, net	18,556	19,361
Goodwill, net	266,279	266,279
Acquired intangible assets, net	259,125	266,002
Other long-term assets	39,340	35,081
Total long-term assets	634,663	639,764
Total assets	$821,640	$963,515
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,172	$7,531
Commissions and advisory fees payable	14,883	13,829
Accrued expenses and other current liabilities	40,932	111,212
Current deferred revenue	5,663	4,583
Current lease liabilities	5,177	5,139
Current portion of long-term debt	10,125	—
Total current liabilities	78,952	142,294
Long-term liabilities:
Long-term debt, net	251,399	—
Long-term lease liabilities	28,622	30,332
Deferred tax liabilities, net	16,084	20,819
Long-term deferred revenue	3,933	4,396
Other long-term liabilities	31,450	22,476
Total long-term liabilities	331,488	78,023
Total liabilities	410,440	220,317

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 shares authorized; 43,463 shares issued and 37,118 shares outstanding as of June 30, 2023; 51,260 shares issued and 48,079 shares outstanding as of December 31, 2022	4	5
Additional paid-in capital	1,387,591	1,636,134
Accumulated deficit	(824,288)	(829,542)
Accumulated other comprehensive loss	(12,061)	—
Treasury stock, at cost—6,345 shares as of June 30, 2023 and 3,181 shares as of December 31, 2022	(140,046)	(63,399)
Total stockholders’ equity	411,200	743,198
Total liabilities and stockholders’ equity	$821,640	$963,515

AVANTAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net income	$5,254	$74,045
Less: Income from discontinued operations, net of income taxes	1,921	69,646
Income from continuing operations	3,333	4,399
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Depreciation and amortization of acquired intangible assets	19,745	18,178
Stock-based compensation	11,093	9,818
Change in the fair value of acquisition-related contingent consideration	—	(5,320)
Reduction of right-of-use lease assets	805	715
Deferred income taxes	(858)	(1,023)
Amortization of debt discount and issuance costs	440	—
Accretion of lease liabilities	948	1,020
Other non-cash items	2,739	2,575
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable, net	(992)	4,430
Commissions and advisory fees receivable	(1,326)	3,859
Prepaid expenses and other current assets	(14,531)	(2,333)
Other long-term assets	(5,406)	(8,816)
Accounts payable	(5,359)	(4,178)
Commissions and advisory fees payable	1,054	(4,316)
Lease liabilities	(2,620)	(2,491)
Deferred revenue	617	(443)
Accrued expenses and other current and long-term liabilities	(84,901)	(1,166)
Net cash provided (used) by operating activities from continuing operations	(75,219)	14,908
Investing activities:
Purchases of property, equipment, and software	(5,499)	(9,019)
Asset acquisitions	(5,451)	(1,858)
Net cash used by investing activities from continuing operations	(10,950)	(10,877)
Financing activities:
Proceeds from credit facilities, net of debt discount and issuance costs	261,543	—
Payments on credit facilities	(1,688)	(906)
Acquisition-related fixed and contingent consideration payments	(287)	(98)
Stock repurchases	(328,119)	(35,000)
Proceeds from issuance of stock through employee stock purchase plan	1,584	2,324
Proceeds from stock option exercises	1,057	174
Tax payments from shares withheld for equity awards	(4,270)	(2,036)
Net cash used by financing activities from continuing operations	(70,180)	(35,542)
Net cash used by continuing operations	(156,349)	(31,511)
Net cash provided by operating activities from discontinued operations	—	32,980
Net cash provided (used) by investing activities from discontinued operations	2,212	(2,771)
Net cash provided by financing activities from discontinued operations	—	—
Net cash provided by discontinued operations	2,212	30,209
Net decrease in cash and cash equivalents	(154,137)	(1,302)
Cash and cash equivalents, beginning of period	263,928	100,629
Cash and cash equivalents, end of period	$109,791	$99,327

Supplemental cash flow information:
Cash paid for income taxes	$97,420	$1,958
Cash paid for interest	$6,041	$14,301

AVANTAX, INC.
Revenue Recognition
(Unaudited) (In thousands)
Revenues by major category are presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenue:
Advisory	$103,316	$104,155	$200,841	$211,324
Commission	41,839	42,835	83,311	90,490
Asset-based	33,193	6,964	67,080	12,627
Transaction and fee	8,580	8,715	13,676	14,631
Total revenue	$186,928	$162,669	$364,908	$329,072

AVANTAX, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands)
Adjusted EBITDA Reconciliation (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (2)	$3,581	$39,425	$5,254	$74,045
Less: Income from discontinued operations, net of income taxes	—	38,578	1,921	69,646
Income from continuing operations, net of income taxes	3,581	847	3,333	4,399
Stock-based compensation	3,291	4,438	11,093	9,818
Depreciation and amortization of acquired intangible assets	9,819	9,104	19,745	18,178
Interest expense and other, net	5,774	212	6,483	265
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	(39)	228	83	194
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	—	(7,020)	—	(5,320)
Contested proxy and other legal and consulting costs	48	1,195	694	4,115
Executive transition costs	1,185	—	6,412	—
TaxAct transaction related costs	1,528	202	4,159	202
Reorganization costs	3,227	—	4,966	—
Hedging program start-up costs	583	—	583	—
Income tax (benefit) expense	2,073	(4,053)	1,592	(21,046)
Adjusted EBITDA (1)	$31,070	$5,153	$59,143	$10,805

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (2)	$3,581	$39,425	$5,254	$74,045
Less: Income from discontinued operations, net of income taxes	—	38,578	1,921	69,646
Income from continuing operations, net of income taxes	3,581	847	3,333	4,399
Amortization of acquired intangible assets	6,231	6,462	12,569	13,093
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	(39)	228	83	194
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	—	(7,020)	—	(5,320)
Contested proxy and other legal and consulting costs	48	1,195	694	4,115
Executive transition costs	1,185	—	6,412	—
TaxAct transaction related costs	1,528	202	4,159	202
Reorganization costs	3,227	—	4,966	—
Hedging program start-up costs	583	—	583	—
Unrealized MTM derivative losses	876	—	876	—
Tax impact of adjustments to GAAP net income	(3,277)	(254)	(6,778)	(2,919)
Non-GAAP Net Income (1)	$13,943	$1,660	$26,897	$13,764
Per diluted share:
Net income (2) (4)	$0.09	$0.81	$0.12	$1.50
Less: Income from discontinued operations, net of income taxes	—	(0.79)	(0.04)	(1.41)
Income from continuing operations, net of income taxes	0.09	0.02	0.08	0.09
Amortization of acquired intangible assets	0.17	0.14	0.29	0.28
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	—	—	—	—
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	—	(0.14)	—	(0.11)
Contested proxy and other legal and consulting costs	—	0.02	0.02	0.08
Executive transition costs	0.03	—	0.15	—
TaxAct transaction related costs	0.04	—	0.10	—
Reorganization costs	0.08	—	0.12	—
Hedging program start-up costs	0.01	—	0.01	—
Unrealized MTM derivative losses	0.02	—	0.02	—
Tax impact of adjustments to GAAP net income	(0.08)	(0.01)	(0.16)	(0.06)
Non-GAAP Net Income per share — Diluted (1)	$0.36	$0.03	$0.63	$0.28
Diluted weighted average shares outstanding	39,201	48,690	42,515	49,220

AVANTAX, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands, except per share amounts)

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)

	Ranges for year ending
	December 31, 2023
	Low	High
Net income	$16,000	$18,000
Less: Income from discontinued operations, net of income taxes	(2,000)	(2,000)
Stock-based compensation	20,500	20,500
Depreciation and amortization of acquired intangible assets	39,000	39,000
Interest expense and other, net	17,000	16,500
Acquisition and integration, contested proxy, and other legal and consulting costs	1,000	1,000
Reorganization, executive transition, and TaxAct transaction related costs (3)	18,400	18,400
Hedging program start-up costs	600	600
Income tax expense	14,000	14,500
Adjusted EBITDA (1)	$124,500	$126,500

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)

	Ranges for year ending
	December 31, 2023
	Low	High
Net income	$16,000	$18,000
Less: Income from discontinued operations, net of income taxes	(2,000)	(2,000)
Amortization of acquired intangible assets	25,000	25,000
Acquisition and integration, contested proxy, and other legal and consulting costs	1,000	1,000
Reorganization, executive transition, and TaxAct transaction related costs (3)	18,400	18,400
Hedging program start-up costs	600	600
Unrealized MTM derivative losses	1,000	1,000
Tax impact of adjustments to GAAP net income	(11,000)	(9,750)
Non-GAAP Net Income (1)	$49,000	$52,250
Per diluted share:
Net income	$0.40	$0.45
Less: Income from discontinued operations, net of income taxes	(0.05)	(0.05)
Amortization of acquired intangible assets	0.62	0.62
Acquisition and integration, contested proxy, and other legal and consulting costs	0.02	0.02
Reorganization, executive transition, and TaxAct transaction related costs (3)	0.46	0.46
Hedging program start-up costs	0.01	0.01
Unrealized MTM derivative losses	0.02	0.02
Tax impact of adjustments to GAAP net income	(0.26)	(0.23)
Non-GAAP Net Income per share — Diluted (1)	$1.22	$1.30
Diluted weighted average shares outstanding	40,264	40,264

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy and other legal and consulting costs, executive transition costs, TaxAct transaction related costs, reorganization costs, hedging program start-up costs, and income tax (benefit) expense. Interest expense and other, net primarily consists of interest expense, net, unrealized mark-to-market (“MTM”) derivative losses (gains) for our interest rate cap derivative instruments, and other non-operating income. It does not include the income associated with the transition services agreement signed in connection with the TaxAct Sale as this income offsets costs included within income from continuing operations, or realized income or loss associated with our interest rate cap derivative instruments. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global. Hedging program start-up costs include consulting and accounting costs incurred for the implementation of our cash sweep interest rate hedging program.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define Non-GAAP Net Income (Loss) as net income (loss), determined in accordance with GAAP, excluding the effects of discontinued operations, amortization of acquired intangible assets, acquisition and integration costs, contested proxy and other legal and consulting costs, executive transition costs, TaxAct transaction related costs, reorganization costs, hedging program start-up costs, unrealized MTM derivative losses (gains) for our interest rate cap derivative instruments, and the related tax impact of those adjustments. Unrealized MTM derivative losses (gains) include the unrealized portion of gains and losses that are caused by changes in the fair values of derivatives which do not qualify for hedge accounting treatment under GAAP. It does not include realized income or loss associated with these instruments. The tax impact of these adjustments is determined using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts.
We believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of comprehensive income (loss) that we do not consider part of our ongoing operations or that have not been, or are not expected to be, settled in cash. Additionally, we believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and GAAP net income (loss) per share. Other companies may calculate Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share differently, and, therefore, these measures may not be comparable to similarly titled measures of other companies.
(2)As presented in the unaudited condensed consolidated statements of comprehensive income (loss).
(3)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.
(4)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of operations is due to using different diluted weighted average shares outstanding in the event that there is GAAP net loss but Non-GAAP Net Income and vice versa.